UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2006

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement. and Item 2.01 Completion of Acquisition or Disposition of Assets

        On August 11, 2006 Elizabeth Arden, Inc. (the "Company") entered into an asset purchase agreement (the "Agreement") with Sovereign Sales, LLC ("Sovereign"), a prestige fragrance distributor in North America and simultaneously closed on the acquisition of certain of Sovereign's assets (the "Acquisition"). Under the terms of the Acquisition, the Company acquired Sovereign's inventory, books and records, certain contracts and other intangible assets, including customer lists, intellectual property, know-how and goodwill related to its distribution business (the "Assets"). The Company paid Sovereign approximately $101 million for the Assets, of which $87.5 million was paid at the closing in cash, $2.5 million is to be paid in five installments through January 15, 2007, and the remaining $11.0 million consists of a subordinated promissory note (the "Note"). The Note is payable in two payments on each anniversary after the closing if certain financial targets and other conditions are achieved. The cash payments for the Acquisition were funded from Company's revolving bank credit facility and free cash flow.

        In connection with the Acquisition, on August 11, 2006, the Company entered into the Fifth Amendment to its Second Amended & Restated Credit Agreement (the "Credit Facility"), among the Company, as borrower, JPMorgan Chase Bank, as administrative agent and lender, Bank of America, as collateral agent and lender, and the banks named therein, pursuant to which (i) the Credit Facility commitments were increased from $200 million to $300 million upon the closing of the Acquisition and then will be set at $250 million after December 31, 2006, and (ii) the definition of the borrowing base is amended to increase the borrowings on eligible inventory and provide for an increase of borrowing availability of $25 million through December 31, 2006.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 14, 2006	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer